EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



To The Board of Directors and
  Stockholders of Table Trac, Inc.
Minnetonka, Minnesota


We hereby consent to use of the audited financial statements of Table Trac, Inc. (a development stage company) as of December 31, 1998 and 1997, and for the years then ended in the Form 10 filing. These financial statements were audited by us as indicated in our report dated April 21, 1999.


/s/   Callahan, Johnston & Associates, LLC


CALLAHAN, JOHNSTON & ASSOCIATES, LLC
Minneapolis, Minnesota
January 13, 2000